Exhibit 99.1

Kimco Realty Announces First Quarter 2021 Results

– Leasing Levels Reach 2.8 Million Square Feet Signed During the Quarter –

– Raises 2021 Outlook –

JERICHO, N.Y.--(BUSINESS WIRE)--April 29, 2021--Kimco Realty Corp. (NYSE: KIM), one of North America’s largest publicly traded owners and operators of open-air, grocery-anchored shopping centers and mixed-use assets, today reported results for the first quarter ended March 31, 2021. For the three months ended March 31, 2021 and 2020, Kimco’s net income available to the company’s common shareholders was $0.30 per diluted share and $0.19 per diluted share, respectively.

First Quarter Highlights:

  Executed 358 leases totaling 2.8 million square feet, the highest combined lease count and gross leasable area since the first quarter of 2019.
  Generated new cash pro-rata leasing spreads of 8.2% on comparable spaces.
  Reported pro-rata portfolio occupancy of 93.5%.
  Collected 94% of total pro-rata base rents billed during the first quarter.
  Ended the quarter with $2.3 billion of immediate liquidity including $254 million in cash.
  Subsequent to quarter end, announced the entry into a strategic merger agreement with Weingarten Realty Investors (NYSE: WRI), creating the nation’s preeminent open-air, grocery-anchored shopping center and mixed-use real estate platform.

“Our well-positioned, predominately grocery-anchored portfolio that focuses on essential goods and services, enabled us to drive over 2.8 million square feet of leasing in the first quarter, again reaching pre-pandemic levels,” said Conor Flynn, Kimco’s Chief Executive Officer. “The operating environment remains very favorable, evidenced by our strong leasing levels, positive spreads on new leases and solid rent collections, reflecting increasing tenant health. The success of our ongoing efforts supports raising our outlook for 2021. Looking further ahead, future opportunities for Kimco are strengthened considerably with the pending merger with Weingarten. This highly strategic combination will result in a stronger and more diversified portfolio, with significant embedded growth opportunities in high-growth Sun Belt markets. Upon closing, we will be well positioned to build additional value for all of our stakeholders.”

Financial Results

Net income available to the company’s common shareholders for the first quarter of 2021 was $131.6 million, or $0.30 per diluted share, compared to $83.7 million, or $0.19 per diluted share, for the first quarter of 2020. The year-over-year change includes:

  $65.8 million increase in gain on marketable securities, net, primarily as a result of the mark-to-market adjustment on 39.8 million shares of common stock of Albertsons Companies, Inc. (NYSE: ACI) held by the company.
  $6.2 million increase from gains on sales of properties.
  ($7.2) million decrease in equity in income of other real estate investments, net due to gains on sales of net leased assets sold during 2020.
  ($7.4) million decrease in total revenue resulting from $3.8 million of higher rent abatements, partially offset by a change in reserves over the same period in the prior year, as well as $4.2 million in lower income recognized from above and below market rents.

NAREIT Funds From Operations (FFO) was $144.3 million, or $0.33 per diluted share, compared to $160.5 million, or $0.37 per diluted share, for the first quarter 2020. A reconciliation of net income available to the company’s common shareholders to NAREIT FFO is provided in the tables accompanying this press release.

Operating Results

  Executed 358 leases totaling 2.8 million square feet, representing the highest quarterly level of square footage leased since the first quarter of 2019.
  The 121 new leases signed during the quarter for 586,000 square feet represented an increase in gross leasable area of 44% over the fourth quarter of 2020 and 71% for the comparable period in the prior year.
  Pro-rata rental-rate spreads on comparable spaces increased 6.8%, with rental rates for new leases up 8.2% and renewals/options growing by 6.4%.
  Pro-rata portfolio occupancy ended the quarter at 93.5% with anchor and small shop occupancy at 96.2% and 85.8%, respectively. The spread between leased (reported) occupancy vs. economic occupancy was 230 basis points at the end of the first quarter of 2021.
  Same-property Net Operating Income (NOI) decreased 5.7% from the first quarter of 2020. A reconciliation of net income available to the company’s common shareholders to Same-property NOI is provided in the tables accompanying this press release.

Transaction Activities:

  During the first quarter, Kimco disposed of two shopping centers totaling 490,000 square feet for $56.0 million. The company’s pro-rata share of the sales price was $30.2 million.
  The company also sold four land parcels for a total of $18.5 million. Kimco’s pro-rata share of the sales price was $15.0 million.

Capital Markets

  Ended the quarter with $2.3 billion of immediate liquidity, including full availability under the company’s $2.0 billion unsecured revolving credit facility, and $254 million in cash and cash equivalents. In addition, Kimco held $760 million of Albertsons common stock at the end of the quarter, subject to certain lock-up provisions.
  Kimco’s consolidated weighted-average debt maturity profile of 10.7 years remains one of the longest in the REIT industry. The company’s upcoming debt maturities in 2021 total approximately 3% of total pro-rata debt, which is the lowest level over the next seven years. This includes only $150.2 million of total pro-rata mortgage debt coming due with no unsecured debt maturities in 2021. Kimco’s next unsecured notes do not mature until November of 2022.

Dividends

  Kimco’s board of directors declared a quarterly cash dividend of $0.17 per common share, payable on June 23, 2021, to shareholders of record on June 9, 2021.
  The board of directors also declared quarterly dividends with respect to each of the company’s Class L and Class M series of cumulative redeemable preferred shares. These dividends on the preferred shares will be paid on July 15, 2021, to shareholders of record on July 1, 2021.

Subsequent Event

Subsequent to quarter end on April 15, Kimco and Weingarten Realty Investors (NYSE: WRI), a grocery-anchored Sun Belt shopping center owner, manager and developer, announced that they had entered into a definitive merger agreement under which Weingarten will merge with and into Kimco, with Kimco continuing as the surviving public company. The parties expect the transaction to close during the second half of 2021, subject to customary closing conditions, including the approval of both Kimco and Weingarten shareholders. The transaction is expected to be immediately accretive to earnings and further improve the leverage metrics for Kimco.

2021 Full Year Outlook

Kimco’s 2021 guidance is presented on a stand-alone basis and does not incorporate any impact from its pending merger with Weingarten Realty Investors (NYSE: WRI). The company has raised its 2021 guidance ranges as follows:

Guidance (per diluted share)	Current*	Previous
Net income available to common shareholders:	$0.66 to $0.70	$0.46 to $0.52
NAREIT FFO:	$1.22 to $1.26	$1.18 to $1.24
*The tables accompanying this press release provide a reconciliation for this forward-looking non-GAAP measure

Conference Call and Supplemental Materials

Kimco will hold its quarterly conference call on Thursday, April 29, 2021, at 8:30 a.m. Eastern Time (ET). The call will include a review of the company’s first quarter results as well as a discussion of the company’s strategy and expectations for the future. To participate, dial 1-888-317-6003 or 1-412-317-6061 for international calls, (Passcode: 6983834).

Audio replay from the conference call will be available on Kimco Realty’s website at investors.kimcorealty.com through Wednesday, July 28, 2021.

About Kimco

Kimco Realty Corp. (NYSE:KIM) is a real estate investment trust (REIT) headquartered in Jericho, N.Y. that is one of North America’s largest publicly traded owners and operators of open-air, grocery-anchored shopping centers and mixed-use assets. The company’s portfolio is primarily concentrated in the first-ring suburbs of the top major metropolitan markets, including those in high-barrier-to-entry coastal markets and rapidly expanding Sun Belt cities, with a tenant mix focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Kimco is also committed to leadership in environmental, social and governance (ESG) issues and is a recognized industry leader in these areas. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value enhancing redevelopment activities for more than 60 years. As of March 31, 2021, the company owned interests in 398 U.S. shopping centers and mixed-use assets comprising 70 million square feet of gross leasable space. For further information, please visit www.kimcorealty.com

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/KimcoRealty), Twitter (www.twitter.com/kimcorealty), YouTube (www.youtube.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Kimco Realty Corporation (“KIM”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements regarding KIM and Weingarten Realty Investors (“WRI”), include, but are not limited to, statements related to the anticipated acquisition of WRI and the anticipated timing and benefits thereof; KIM’s expected financing for the transaction; KIM’s ability to deleverage and its projected target net leverage; and other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: KIM’s and WRI’s ability to complete the acquisition on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approvals and satisfaction of other closing conditions to consummate the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; risks related to diverting the attention of WRI and KIM management from ongoing business operations; failure to realize the expected benefits of the acquisition; significant transaction costs and/or unknown or inestimable liabilities; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the risk that WRI’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; KIM’s ability to obtain the expected financing to consummate the acquisition; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the acquisition; effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of KIM’s common stock or WRI’s common shares; the possibility that, if KIM does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of KIM’s common stock could decline; general adverse economic and local real estate conditions; the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to KIM; KIM’s ability to raise capital by selling its assets; changes in governmental laws and regulations and management’s ability to estimate the impact of such changes; the level and volatility of interest rates and management’s ability to estimate the impact thereof; pandemics or other health crises, such as coronavirus disease 2019 (COVID-19); the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations; valuation and risks related to KIM’s joint venture and preferred equity investments; valuation of marketable securities and other investments; increases in operating costs; changes in the dividend policy for KIM’s common and preferred stock and KIM’s ability to pay dividends; the reduction in KIM’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center; impairment charges; unanticipated changes in KIM’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity; and other risks and uncertainties affecting KIM and WRI, including those described from time to time under the caption “Risk Factors” and elsewhere in KIM’s and WRI’s Securities and Exchange Commission (“SEC”) filings and reports, including KIM’s Annual Report on Form 10-K for the year ended December 31, 2020, WRI’s Annual Report on Form 10-K for the year ended December 31, 2020, and future filings and reports by either company. Moreover, other risks and uncertainties of which KIM or WRI are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by KIM or WRI on their respective websites or otherwise. Neither KIM nor WRI undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Important Additional Information and Where to Find It

In connection with the proposed merger, KIM will file with the SEC a registration statement on Form S-4 to register the shares of KIM common stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus which will be sent to the common stockholders of KIM and the shareholders of WRI seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KIM, WRI AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from KIM at its website, www.kimcorealty.com, or from WRI at its website, www.weingarten.com. Documents filed with the SEC by KIM will be available free of charge by accessing KIM’s website at www.kimcorealty.com under the heading Investors or, alternatively, by directing a request to KIM at IR@kimcorealty.com or 500 North Broadway Suite 201, Jericho, New York 11753, telephone: (866) 831-4297, and documents filed with the SEC by WRI will be available free of charge by accessing WRI’s website at www.weingarten.com under the heading Investors or, alternatively, by directing a request to WRI at ir@weingarten.com or 2600 Citadel Plaza Drive, Houston, TX 77008, telephone: (800) 298-9974.

Participants in the Solicitation

KIM and WRI and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the common stockholders of KIM and the shareholders of WRI in respect of the proposed transaction under the rules of the SEC. Information about KIM’s directors and executive officers is available in KIM’s proxy statement dated March 17, 2021 for its 2021 Annual Meeting of Stockholders. Information about WRI’s directors and executive officers is available in WRI’s proxy statement dated March 15, 2021 for its 2021 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from KIM or WRI using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Condensed Consolidated Balance Sheets
(in thousands, except share information)
(unaudited)

	March 31, 2021	December 31, 2020
Assets:
Real estate, net of accumulated depreciation and amortization
of $2,727,002 and $2,717,114, respectively	$9,410,039	$9,346,041
Real estate under development	5,672	5,672
Investments in and advances to real estate joint ventures	592,791	590,694
Other real estate investments	117,437	117,140
Cash and cash equivalents	253,852	293,188
Marketable securities	767,989	706,954
Accounts and notes receivable, net	200,655	219,248
Operating lease right-of-use assets, net	101,433	102,369
Other assets	249,835	233,192
Total assets	$11,699,703	$11,614,498

Liabilities:
Notes payable, net	$5,045,868	$5,044,208
Mortgages payable, net	295,613	311,272
Dividends payable	5,366	5,366
Operating lease liabilities	95,833	96,619
Other liabilities	510,704	470,995
Total liabilities	5,953,384	5,928,460
Redeemable noncontrolling interests	17,852	15,784

Stockholders' equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
Issued and outstanding (in series) 19,580 shares;
Aggregate liquidation preference $489,500	20	20

Common stock, $.01 par value, authorized 750,000,000 shares; issued and
outstanding 433,448,386 and 432,518,743 shares, respectively	4,334	4,325
Paid-in capital	5,763,868	5,766,511
Cumulative distributions in excess of net income	(104,909)	(162,812)
Total stockholders' equity	5,663,313	5,608,044
Noncontrolling interests	65,154	62,210
Total equity	5,728,467	5,670,254
Total liabilities and equity	$11,699,703	$11,614,498

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
Revenues from rental properties, net	$278,871	$286,004
Management and other fee income	3,437	3,740
Total revenues	282,308	289,744
Operating expenses
Rent	(3,035)	(2,835)
Real estate taxes	(38,936)	(39,652)
Operating and maintenance	(46,520)	(42,408)
General and administrative	(24,478)	(21,017)
Impairment charges	-	(2,974)
Depreciation and amortization	(74,876)	(69,397)
Total operating expenses	(187,845)	(178,283)

Gain on sale of properties	10,005	3,847
Operating income	104,468	115,308

Other income/(expense)
Other income, net	3,357	1,245
Gain/(loss) on marketable securities, net	61,085	(4,667)
Interest expense	(47,716)	(46,060)
Income before income taxes, net, equity in income of joint ventures, net,
and equity in income from other real estate investments, net	121,194	65,826

Provision for income taxes, net	(1,308)	(43)
Equity in income of joint ventures, net	17,752	13,648
Equity in income of other real estate investments, net	3,787	10,958

Net income	141,425	90,389
Net income attributable to noncontrolling interests	(3,483)	(289)
Net income attributable to the company	137,942	90,100
Preferred dividends	(6,354)	(6,354)
Net income available to the company's common shareholders	$131,588	$83,746

Per common share:
Net income available to the company's common shareholders: (2)
Basic	$0.30	$0.19
Diluted (1)	$0.30	$0.19
Weighted average shares:
Basic	430,524	429,735
Diluted	432,264	430,505

(1)

Reflects the potential impact if certain units were converted to common stock at the beginning of the period. The impact of the conversion would have an antidilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $9 and $0 for the three months ended March 31, 2021 and 2020, respectively.

(2)	Adjusted for earnings attributable from participating securities of ($792) and ($686) for the three months ended March 31, 2021 and 2020, respectively.

Reconciliation of Net Income Available to the Company's Common Shareholders to
FFO Available to the Company's Common Shareholders
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income available to the company's common shareholders	$131,588	$83,746
Gain on sale of properties	(10,005)	(3,847)
Gain on sale of joint venture properties	(5,283)	(18)
Depreciation and amortization - real estate related	74,113	68,707
Depreciation and amortization - real estate joint ventures	10,007	10,564
Impairment charges (including real estate joint ventures)	1,068	3,441
Profit participation from other real estate investments, net	195	(6,283)
(Gain)/loss on marketable securities, net	(61,085)	4,667
Provision for income taxes (1)	1,046	1
Noncontrolling interests (1)	2,626	(505)
FFO available to the company's common shareholders	$144,270	$160,473

Weighted average shares outstanding for FFO calculations:
Basic	430,524	429,735
Units	654	638
Dilutive effect of equity awards	1,606	717
Diluted (2)	432,784	431,090

FFO per common share - basic	$0.34	$0.37
FFO per common share - diluted (2)	$0.33	$0.37

(1)	Related to gains, impairments and depreciation on properties, where applicable.
(2)	Reflects the potential impact if certain units were converted to common stock at the beginning of the period, which would have a dilutive effect on FFO available to the company’s common shareholders. FFO available to the company’s common shareholders would be increased by $97 and $160 for the three months ended March 31, 2021 and 2020, respectively. The effect of other certain convertible units would have an anti-dilutive effect upon the calculation of FFO available to the company’s common shareholders per share. Accordingly, the impact of such conversion has not been included in the determination of diluted earnings per share calculations.

Reconciliation of Net Income Available to the Company's Common Shareholders
to Same Property NOI
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income available to the company's common shareholders	$131,588	$83,746
Adjustments:
Management and other fee income	(3,437)	(3,740)
General and administrative	24,478	21,017
Impairment charges	-	2,974
Depreciation and amortization	74,876	69,397
Gain on sale of properties	(10,005)	(3,847)
Interest and other expense, net	44,359	44,815
(Gain)/loss on marketable securities, net	(61,085)	4,667
Provision for income taxes, net	1,308	43
Equity in income of other real estate investments, net	(3,787)	(10,958)
Net income attributable to noncontrolling interests	3,483	289
Preferred dividends	6,354	6,354
Non same property net operating income	(15,039)	(16,282)
Non-operational expense from joint ventures, net	11,963	19,014
Same Property NOI	$205,056	$217,489

Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

Reconciliation of Diluted Net Income Available to Common Shareholders Per Common Share
to Diluted Funds From Operations Available to Common Shareholders Per Common Share
(unaudited)

	Actual	Projected Range
	2020	Full Year 2021
		Low	High
Diluted net income available to company's common shareholder
per common share (1)	$2.25	$0.66	$0.70

Depreciation and amortization - real estate related	0.66	0.64	0.68

Depreciation and amortization - real estate joint ventures	0.10	0.08	0.10

Gain on sale of properties	(0.01)	(0.02)	(0.05)

Gain on sale of joint venture properties	-	(0.01)	(0.02)

Impairments charges (including real estate joint ventures)	0.02	-	-

Gain on sale of cost method investment	(0.44)	-	-

Profit participation from other real estate investments, net	(0.03)	-	(0.02)

Gain on marketable securities	(1.38)	(0.14)	(0.14)

Noncontrolling interests	-	0.01	0.01

FFO per diluted common share	$1.17	$1.22	$1.26

(1)	Reflects the potential impact if certain units were converted to common stock at the beginning of the period. The impact of the conversion would have an antidilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $0.2 million for the year ended December 31, 2020. Adjusted for earnings attributable from participating securities of ($6.3 million) for the year ended December 31, 2020. Adjusted for the change in carrying amount of redeemable noncontrolling interest of $2.2 million for the year ended December 31, 2020.

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.

Contacts

David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corporation
1-866-831-4297
dbujnicki@kimcorealty.com